EXHIBIT 16



                        PERRITT CAPITAL GROWTH FUND, INC.

                           SCHEDULE FOR COMPUTATION OF
                             PERFORMANCE QUOTATIONS

                                COMPOUNDED ANNUAL
                                  TOTAL RETURN

        A.   Formula
                      n                     n _________
             P (1 + T)  = ERV    OR   T =  \ /ERV/P - 1

   Where:    P = a hypothetical initial payment of $10,000

             T = average annual total return

             n = number of years

             ERV = ending redeemable value of a hypothetical $10,000 payment made at the beginning of the 1, 5 or 10 year periods at the end of the 1, 5 or 10 year periods (or fractional portion thereof):


        B.   Calculation
                   n _________
             T =  \ /ERV/P - 1


             1.   One-year period 10-31-95 through 10-31-96
                             1 ______________
                  18.56% =  \ /11,856/10,000 - 1

             2.   Three-year period 10-31-93 through 10-31-96
                             3 ______________
                  13.79% =  \ /14,734/10,000 - 1

             3.   Five-year period 10-31-91 through 10-31-96
                             5 ______________
                  11.10% =  \ /16,927/10,000 - 1

             4.   Since inception (4-11-88) through 10-31-96
                             8.56 ______________
                  8.33% =   \    /19,836/10,000 - 1